UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 21, 2008

PFF BANCORP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-16845	95-4561623
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

(Address of Principal Executive Offices, including Zip Code)

(909) 941-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On November 22, 2008, PFF Bancorp, Inc. (“PFF Bancorp” or the “Company”) was notified by FBOP Corporation and California Madison Holdings, Inc., that they were terminating the Agreement and Plan of Merger among PFF Bancorp, FBOP Corporation and California Madison Holdings, Inc. dated as of June 13, 2008 (the “Merger Agreement”), pursuant to a provision of the Merger Agreement relating to the appointment of a custodian of PFF Bank & Trust (the “Bank”) by the Office of Thrift Supervision (“OTS”) as discussed below.

Item 1.03 Bankruptcy or Receivership.

On November 21, 2008, the Bank, a wholly-owned subsidiary of PFF Bancorp, was closed by the OTS and the Federal Deposit Insurance Corporation (“FDIC”) was appointed as receiver of the Bank. The Company was informed by the FDIC that, subsequent to the closure, U.S. Bank, National Association (“U.S. Bank”) acquired all of the assets and most of the liabilities of the Bank from the FDIC as receiver, and that all deposit accounts and all loans of the Bank were transferred to U.S. Bank. The branches of the Bank have reopened as branches of U.S. Bank and depositors have become depositors of U.S. Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008	PFF BANCORP, INC.

/s/ Gregory C. Talbott
Gregory C. Talbott Senior Executive Vice President, Chief Operating Officer/Chief Financial Officer and Treasurer